Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

SPLASH BEVERAGE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (5)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001par value per share	Rule 457(c)	1,112,500	(6)	$214,156.25(5)	$0.00015310		$32.79
Fees to be Paid	Equity	Senior Secured Convertible Notes (4)	—	—	—	—	—		—
Fees to be Paid	Equity	Common Stock, issuable upon the conversion of the Senior Secured Convertible Note	Rule 457(c)	68,164,790	(6)	$13,121,722.08(5)	$0.00015310		$2,008.94
Fees to be Paid	Equity	One Warrant to purchase one share of Common Stock (4)	—	—	—	—	—		—
Fees to be Paid	Equity	Common Stock, issuable upon the exercise of the Warrants	Rule 457(g)	13,634,873	(6)	$2,624,713.05(5)	$0.00015310		$401.84
Fees Previously Paid	—	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—		—	—	—	—	—
Total Offering Amounts						$15,960,591.38	$0.00015310		$2,443.57
Total Fees Previously Paid									—
Total Fee Offset									—
Net Fee Due								$

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). Represents only the additional number of shares being registered. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price.

(6)	The Price per share used to obtain the maximum offering amount of such Common Stock for the purposes of calculating the registration fee was the average of the high and low trading prices of the Company’s Common Stock reported by Nasdaq on December 5, 2024 ($0.1925)